Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625

KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF FISCAL YEAR 2023

Increased Revenue and Earnings; New Program Wins; Preparing for Continued Growth in Coming Quarters
Spokane Valley, WA— November 1, 2022 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended October 1, 2022.
For the first quarter of fiscal year 2023, Key Tronic reported total revenue of $137.3 million, up 9% from the previous quarter and up 3% from $132.8 million in the same period of fiscal year 2022. During the first quarter of fiscal year 2023, the Company ramped up new programs from both longstanding and new customers. While constraints in the global supply chain continued to limit production, the Company saw some gradual improvements with respect to lead times of certain key components.
During the first quarter of fiscal year 2023, the results were impacted by storm damage to the Company’s facilities in Arkansas, which reduced revenue and gross profit. Key Tronic has received initial insurance proceeds to repair the plant and replace equipment, which should be completed by the second half of fiscal year 2023, and these initial coverage amounts, net of equipment book value loss, are included in reported gain on insurance claims during the quarter.
For the first quarter of fiscal year 2023, the Company’s gross margin was 7.6% and operating margin was 2.4%, compared to a gross margin of 7.6% and an operating margin of 1.6% in the same period of fiscal year 2022. The gross margin in the first quarter of fiscal year 2023 was adversely impacted by the storm damage to the Arkansas facility, preparations for expected sales growth in the second quarter and increased labor costs in both the US and Mexico. While profitability is expected to improve in coming quarters with increasing expected revenue, higher interest rates on our line of credit and increasing wages will limit a portion of that expected improvement.
For the first quarter of fiscal year 2023, net income was $1.2 million or $0.11 per share, up 41% from $0.8 million or $0.07 per share for the same period of fiscal year 2022.
“We’re pleased with our growing revenue and earnings during the first quarter, driven by the successful ramp of new programs and our expanding customer base,” said Craig Gates, President and Chief Executive Officer. “During the first quarter of fiscal year 2023, we won new programs involving audio, automation, electric vehicle and power distribution equipment. We’re also preparing for a significant ramp in production in our Mexico facility for the previously announced program with a leading outdoor power equipment company during the second quarter.”
“Moving further into fiscal 2023, the headwinds from the global supply chain continue to present uncertainty and multiple business challenges but do show some signs of gradually abating, particularly with respect to the recent price reductions for commodity components. At the same time, these price reductions are offset by increasing wages at our North American facilities.”
“Global logistics problems, China-US political tensions and heightened assurance of supply concerns continue to drive the favorable trend of contract manufacturing returning to North America, as well as to expanding our Vietnam facilities. We see the potential for significant growth in fiscal 2023 and beyond.”
The financial data presented for the first quarter of fiscal year 2023, should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their audit.

Business Outlook
For the second quarter of fiscal year 2023, Keytronic expects to report revenue in the range of $140 million to $150 million, and earnings in the range of $0.13 to $0.18 per diluted share. These expected results assume an effective tax rate of 25% in the coming quarter.
Conference Call
Key Tronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) on November 1, 2022. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 877-502-9276 or +1-323-994-2093 (Access Code: 4459625). A replay will be available at www.keytronic.com under “Investor Relations”.
About Key Tronic
Keytronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Keytronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue and earnings during periods of fiscal year 2023, risks of manufacturing supply chain and operational disruptions and relating to the health of employees due to COVID-19 health pandemic, demand for certain products and the effectiveness of some of our programs, effects of recent tax reform and tariff measures and trade tensions, business from new customers and programs, improvement of supply chain delivery and impacts from legal proceedings and operational streamlining. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the future of the global economic environment and its impact on our customers and suppliers, particularly during the COVID-19 health crisis; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; the risk of legal proceedings or governmental investigations relating to the subject of the internal investigation by the Company’s Audit Committee and related or other unrelated matters; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks including those related to COVID-19 response; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 1, 2022	October 2, 2021
Net sales	$137,263	$132,762
Cost of sales	126,884	122,624
Gross profit	10,379	10,138
Research, development and engineering expenses	2,296	2,449
Selling, general and administrative expenses	5,656	5,595
Gain on insurance proceeds, net of losses	(934)	—
Total operating expenses	7,018	8,044
Operating income	3,361	2,094
Interest expense, net	1,887	992
Income before income taxes	1,474	1,102
Income tax provision	322	287
Net income	$1,152	$815
Net income per share — Basic	$0.11	$0.08
Weighted average shares outstanding — Basic	10,762	10,762
Net income per share — Diluted	$0.11	$0.07
Weighted average shares outstanding — Diluted	10,832	11,052

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 1, 2022	July 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,133	$1,707
Trade receivables, net of allowance for doubtful accounts of $14 and $12	139,010	135,876
Contract assets	26,358	21,974
Inventories, net	169,285	155,741
Other	22,803	24,710
Total current assets	359,589	340,008
Property, plant and equipment, net	26,977	26,012
Operating lease right-of-use assets, net	19,497	16,731
Other assets:
Deferred income tax asset	10,770	10,055
Other	13,131	14,117
Total other assets	23,901	24,172
Total assets	$429,964	$406,923
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,126	$121,393
Accrued compensation and vacation	9,065	11,836
Current portion of debt, net	6,642	7,402
Other	23,950	23,036
Total current liabilities	173,783	163,667
Long-term liabilities:
Term loans	5,173	5,716
Revolving loan	104,968	94,577
Operating lease liabilities	14,128	12,023
Deferred income tax liability	21	64
Other long-term obligations	5,668	5,998
Total long-term liabilities	129,958	118,378
Total liabilities	303,741	282,045
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,762 and 10,762 shares, respectively	47,514	47,474
Retained earnings	78,981	77,829
Accumulated other comprehensive income (loss)	(272)	(425)
Total shareholders’ equity	126,223	124,878
Total liabilities and shareholders’ equity	$429,964	$406,923
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